UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 24, 2011

A.P. Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33221	94-2875566
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

123 Saginaw Drive Redwood City CA		94063
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (650) 366-2626

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement

Securities Purchase Agreement

On April 24, 2011, A.P. Pharma, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the purchasers named therein (the “Purchasers”). Pursuant to the Purchase Agreement, the Company may issue up to $4.5 million aggregate principal amount of senior secured convertible notes due 2021 (the “Notes”) that are convertible into shares (the “Conversion Shares”) of the Company’s common stock, par value $0.01, subject to the satisfaction of closing conditions. The Company will receive $1.5 million at an initial closing that is expected to take place on April 29, 2011, or at such other time the Company and the Purchasers may agree (the “Initial Closing Date”). The Purchasers may also purchase up to an additional $3.0 million aggregate principal amount of Notes from time to time, with such right expiring upon the second anniversary of the Initial Closing Date.

The Notes are secured by substantially all of the assets of the Company. The Notes bear interest at 20% per annum, payable quarterly in cash or in additional principal amount of Notes at the election of the Purchasers. The Notes are convertible into Conversion Shares at a conversion rate of 25,000 shares per $1,000 principal amount of Notes. The conversion rate will be adjusted for certain customary events. There is no right to convert the Notes to the extent that after giving effect to such conversion the holder (together with such holder’s affiliates) would beneficially own in excess of 9.99% (the “Maximum Percentage”) of the number of shares of common stock of the Company outstanding immediately after giving effect to such conversion. Each holder of the Notes can increase or decrease the Maximum Percentage for such holder’s Notes by written notice to the Company, provided that such increase or decrease will not be effective until 61 days after delivery of the notice. Under the Notes, certain events are considered “Events of Default,” which will allow a Purchaser to require the Company to redeem all or any portion of its Notes, including:

•

the Company’s failure to satisfy its conversion obligations on any of the Notes upon the exercise of a Purchaser’s conversion right on such Notes provided that such failure continues for a period of 10 business days;

•

the Company’s failure to pay the principal on any of the Notes, any interest due under the Notes or any other amounts due under other agreements delivered in connection with this transaction, provided that in the case of failed interest payments, such failure continues for a period of five business days;

•	the Company’s failure to comply with any other term, covenant or agreement contained in the Purchase Agreement provided that such failure is not cured within 10 business days;

•	any representation or warranty made by the Company in the Purchase Agreement shall prove to be materially false or misleading as of the date made or deemed made;

•	default by the Company in any payment when due under any indebtedness in an aggregate principal amount of $100,000;

•	default by the Company under any material contract, as such term is defined in the Purchase Agreement;

•	the Security Agreement (as defined below) ceases to create a valid and perfected lien of the collateral;

•

the failure of the respective Registration Statements (as defined below) to be declared effective by the Securities and Exchange Commission (the “SEC”) on or prior to the date that is 60 days after the applicable Effectiveness Deadline (as defined in the Purchase Agreement), or, while the applicable Registration Statement is required to be maintained effective pursuant to the terms of the Purchase Agreement, the effectiveness of the applicable Registration Statement lapses for any reason or is unavailable to any holder of the Notes for sale of all of such holder’s Conversion Shares, and such lapse or unavailability continues for a period of 20 consecutive days or for more than an aggregate of 45 days in any 365-day period, subject to certain grace periods; and

•	certain events of bankruptcy or insolvency with respect to the Company.

Pursuant to the Purchase Agreement, the Company agreed to file within 30 days of the Initial Closing Date (i) a registration statement on Form S-1 with the SEC to register the offer and sale of up to $20.0 million of equity securities to be offered and sold by the Company on a primary basis (the “Follow-on Registration Statement”) and (ii) a registration statement on Form S-3 with the SEC covering the resale of the full amount of the Conversion Shares (the “Resale Registration Statement” and together with the Follow-on Registration Statement, the “Registration Statements”). The Company agreed to use its commercially reasonable efforts to cause the Follow-on Registration Statement to be declared effective by the SEC as promptly as practicable and the Resale Registration Statement to be declared effective by the SEC within 90 days after the Initial Closing Date (or 120 days in the event the Resale Registration Statement is reviewed by the SEC). If the Company fails to meet certain filing or effectiveness deadlines with respect to the Registration Statements or fails to keep any Registration Statement continuously effective (with limited exceptions), the Company may be obligated to pay to the holders of the Conversion Shares liquidated damages in the amount of 2% per month of such holder’s pro rata interest in the total purchase price of the Notes. In the event the Company fails to pay such liquidated damages in a timely manner, the damages will bear interest at the rate of 2% per month (prorated for partial months) until paid in full.

In connection with the Purchase Agreement, the Company and Tang Capital Partners, LP, in its capacity as representative of the Purchasers (the “Agent”), entered into a Security Agreement dated April 24, 2011 (the “Security Agreement”), pursuant to which the Company granted to the Agent a security interest in substantially all of its assets.

The financing is exempt from registration pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(2) the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D under the Securities Act.

The securities sold and issued in connection with the Purchase Agreement have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements.

The foregoing description of the transaction is only a summary and is qualified in its entirety by reference to the Purchase Agreement, the Form of Note and the Security Agreement, copies of which are filed as Exhibits 10.1, 10.2 and 10.3 hereto, respectively.

Lease Amendment

On April 25, 2011, the Company entered into the Second Amendment to Lease (the “Lease Amendment”) with Metropolitan Life Insurance Company, effective as of April 1, 2011, pursuant to which the Company extended the lease for its offices through September 30, 2011. A copy of the Lease Amendment is filed as Exhibit 10.4 hereto.

Item 3.02	Unregistered Sales of Equity Securities

The information called for by this item is contained in Item 1.01, which is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders

In order to enable the transaction described in Item 1.01 above, on April 24, 2011, the Board of Directors of the Company (the “Board”) approved the termination of the Company’s Preferred Shareholders Rights Agreement with Computershare Trust Company N.A. dated as of December 18, 2006, as amended (the “Rights Agreement”), effective immediately prior to the Initial Closing Date. Under the Rights Agreement, preferred stock purchase rights (the “Rights”) were distributed to stockholders of record as of January 2, 2007 (and to each person who acquires the Company’s common stock after that date unless determined otherwise by the board of directors) at the rate of one Right for each share of common stock held. The Rights were exercisable only upon the acquisition, or the acquisition of the right to acquire, by a person or group of affiliated or associated persons, of 20% or more (34% for Tang Capital Partners, LP and 30% for Baker Brothers Investments) of the outstanding shares of the Company’s common stock. Once exercisable, each Right would have entitled the holder to purchase, at a price of $44.00, one one-thousandth of a share of the Company’s Series A Participating Preferred Stock. As a result of the termination of the Rights Agreement, all Rights will be terminated. The Rights Agreement had not been triggered to date.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 24, 2011, the Board appointed John B. Whelan as President, Chief Executive Officer and Director, effective immediately. Mr. Whelan has been with A.P. Pharma since February 2009, serving most recently as Acting Chief Executive Officer and Chief Financial Officer and previously as Vice President of Finance and Chief Financial Officer. He was Chief Operating Officer and Chief Financial Officer at Raven biotechnologies, inc., a private company developing antibody-based cancer therapeutics, from April 2002 until the company’s acquisition in July 2008. From January 2000 to March 2002, he was Vice President and Chief Financial Officer at Eos Biotechnology, Inc., a private therapeutic antibodies company. Mr. Whelan’s qualifications to serve on the Board include his management experience with the Company, which gives him valuable insight into the operations of the Company, and his former executive management positions with other biotechnology companies.

In connection with Mr. Whelan’s appointment, the Company entered into a management retention agreement with Mr. Whelan on April 25, 2011 (the “Whelan Management Agreement”). The Whelan Management Agreement provides that if Mr. Whelan’s employment is terminated by the Company not in connection with a change of control, without cause, as such term is defined in the Whelan Management Agreement, or by Mr. Whelan as a result of certain events set forth in the Whelan Management Agreement, during the 12 months after the date of termination (the “Severance Period”), he shall receive (i) an amount equal to the monthly base salary he was receiving immediately prior to the termination, (ii) the average bonus paid during each of the three 12-month periods (or such shorter period of time during which he was eligible for a bonus) prior to termination, and (iii) the immediate vesting of unvested stock options, restricted stock and other equity awards that otherwise would have vested during the Severance Period. The Company also agreed to reimburse for or continue to pay for health care benefits during the Severance Period, or such date when he is no longer eligible for such benefits under applicable law. In the event Mr. Whelan’s employment is terminated by the Company without good cause or he resigns for good reason within 12 months following a change of control of the Company, then in lieu of the above benefits, during the 18-month period after the date of termination (the “Change of Control Severance Period”), he shall receive (i) an amount equal to the greater of (A) the base salary he was receiving immediately prior to the termination or (B) the base salary he was receiving immediately prior to the change of control, (ii) 150% of the average bonus paid during each of the three 12-month periods (or such shorter period of time during which he was eligible for a bonus) prior to termination, and (iii) the immediate vesting of unvested stock options, restricted stock and other equity awards. The Company also agreed to reimburse for or continue to pay for health care benefits during the Change of Control Severance Period, or such date when he is no longer eligible for such benefits under applicable law. A copy of the Whelan Management Agreement is filed as Exhibit 10.5 hereto.

In addition, on April 24, 2011, the Board appointed Michael A. Adam, Ph.D., as Senior Vice President and Chief Operating Officer, effective immediately. Dr. Adam has been working with the Company as a consultant since July 2010. From October 2008 to June 2010, he was Senior Vice President of Pharmaceutical Operations at Spectrum Pharmaceuticals, Inc., a biotechnology company with fully integrated commercial and drug development operations with a primary focus in oncology. From March 2006 to February 2007, Dr. Adam served as Vice President, Drug Development Operations at Anadys Pharmaceuticals, Inc., a biopharmaceutical company dedicated to improving patient care by developing novel medicines for the treatment of hepatitis C. Prior to that, Dr. Adam held various senior positions with Pfizer, Inc., Agouron Pharmaceuticals, Inc. and Bristol-Myers Squibb Company. Dr. Adam received his Ph.D. in organic chemistry at the Massachusetts Institute of Technology.

In connection with Dr. Adam’s appointment, the Company entered into a management retention agreement with Dr. Adam on April 25, 2011 (the “Adam Management Agreement”). The Adam Management Agreement provides that if Dr. Adam’s employment is terminated by the Company not in connection with a change of control, without cause, as such term is defined in the Adam Management Agreement, or by Dr. Adam as a result of certain events set forth in the Adam Management Agreement, during the six months after the date of termination (the “Severance Period”), he shall receive (i) an amount equal to the monthly base salary he was receiving immediately prior to the termination, (ii) one-half the average bonus paid during each of the three 12-month periods (or such shorter period of time during which he was eligible for a bonus) prior to termination, and (iii) the immediate vesting of unvested stock options, restricted stock and other equity awards that otherwise would have vested during the Severance Period. The Company also agreed to reimburse for or continue to pay for health care benefits during the Severance Period, or such date when he is no longer eligible for such benefits under applicable law. In the event Dr. Adam’s employment is terminated by the Company without good cause or he resigns for good reason within 12 months following a change of control of the Company, then in lieu of the above benefits, during the twelve months after the date of termination (the “Change of Control Severance Period”), he shall receive (i) an amount equal to the greater of (A) the monthly base salary he was receiving immediately prior to the termination or (B) the base salary he was receiving immediately prior to the change of control, (ii) the average bonus paid during each of the three 12-month periods (or such shorter period of time during which he was eligible for a bonus) prior to termination, and (iii) the immediate vesting of unvested stock options, restricted stock and other equity awards. The Company also agreed to reimburse for or continue to pay for health care benefits during the Change of Control Severance Period, or such date when he is no longer eligible for such benefits under applicable law. A copy of the Adam Management Agreement is filed as Exhibit 10.6 hereto.

Item 8.01	Other Events

On April 25, 2011, the Company issued the press release attached hereto as Exhibit 99.1 regarding the transaction and management changes described in Item 1.01 and Item 5.02 this report, respectively.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following material is filed as an exhibit to this Current Report on Form 8-K:

10.1	Securities Purchase Agreement, dated as of April 24, 2011, by and among the Company and the purchasers listed therein.

10.2	Form of Senior Secured Convertible Note due 2021.

10.3	Security Agreement, dated as of April 24, 2011, by and between the Company and Tang Capital Partners, LP, as Agent for the Purchasers.

10.4	Second Amendment to Lease, effective as of April 1, 2011, by and between the Company and Metropolitan Life Insurance Company.

10.5	Management Retention Agreement, dated as of April 25, 2011, by and between the Company and John B. Whelan.

10.6	Management Retention Agreement, dated as of April 25, 2011, by and between the Company and Michael A. Adam.

99.1	Press Release of A.P. Pharma, Inc. dated April 25, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A.P. Pharma, Inc.

Date: April 28, 2011	/s/ John B. Whelan
John B. Whelan
President, Chief Executive Officer and Chief Financial Officer

EXHIBIT INDEX

10.1	Securities Purchase Agreement, dated as of April 24, 2011, by and among the Company and the purchasers listed therein.

10.2	Form of Senior Secured Convertible Note due 2021.

10.3	Security Agreement, dated as of April 24, 2011, by and between the Company and Tang Capital Partners, LP, as Agent for the Purchasers.

10.4	Second Amendment to Lease, effective as of April 1, 2011, by and between the Company and Metropolitan Life Insurance Company.

10.5	Management Retention Agreement, dated as of April 25, 2011, by and between the Company and John B. Whelan.

10.6	Management Retention Agreement, dated as of April 25, 2011, by and between the Company and Michael A. Adam.

99.1	Press Release of A.P. Pharma, Inc. dated April 25, 2011.